UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

 X .  Filed by the registrant

     .  Filed by a party other than the registrant

Check the appropriate box:

 X . Preliminary Information Statement

     . Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

     . Definitive Information Statement

WAY COOL IMPORTS, INC.

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 X . No fee required

     . Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

_______________________________________

2) Aggregate number of securities to which transaction applies:

_______________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________

4) Proposed maximum aggregate value of transaction:

_______________________________________

5)  Total fee paid:

     . Fee paid previously with preliminary materials.

     . Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.

3) Filing Party:

4) Date Filed:

INFORMATION STATEMENT

WAY COOL IMPORTS, INC.

5555 North Star Ridge Way

Star, Idaho  83669

This information statement is circulated to advise the stockholders of actions to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the Voting Capital Stock of the Company.  Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

The matters upon which action is being taken are:

1.

Amend the Articles of Incorporation to increase the authorized capital so the total number of shares of Common Stock the Company is authorized to issue is Five Hundred Million (500,000,000) shares with $0.001 par value.

The stockholders holding shares representing 84.11% of the votes entitled to be cast at a meeting of the Company’s stockholders, consented in writing to the proposed actions.  The approval by the stockholders will not become effective until 20 days from the date of mailing of this Information Statement to our stockholders.

The Company’s Board of Directors approved this action on April 27, 2011 and recommended that the Company increase in the authorized capital from 100,000,000 shares of common stock, $.001 par value to 500,000,000 shares of common stock, $.001 par value.  The currently authorized Preferred Stock shall remain at Ten Million (10,000,000) shares, $.001 par value.  The anticipated effective date will be approximately 20 days after the mailing of this Information Statement to our stockholders.

If the proposed actions were not adopted by written majority shareholder consent, it would have been necessary for these actions to be considered by the Company’s Shareholders at a Special Shareholder’s Meeting convened for the specific purpose of approving the actions.

The elimination of the need for a special meeting of the shareholders to approve the actions is authorized by the provisions of NRS 78.320 of the General Corporation Law of Nevada, (the “Nevada Law”).  NRS 78.320 provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.  According to NRS 78.320, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation.  In a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the stockholders is on, or about May ____, 2011.  The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was April 27, 2011 (the “Record Date”).

Outstanding Voting Stock of the Company

As of the Record Date, there were 53,500,000 shares of Common Stock issued and outstanding.  The Common Stock constitutes the outstanding class of voting securities of the Company.  Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the stockholders.

None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon.  No director of the Company has informed the registrant in writing that he intends to oppose any action to be taken by the Company.  No proposals have been received from security holders.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth as of April 27, 2011, the name and the number of voting shares of the Registrant, $.001 par value, held of record or was known by the Registrant to own beneficially more than 5% of the 53,500,000 voting shares issued and outstanding, and the name and shareholdings of each officer and director individually and of all officers and directors as a group.  Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Title of	Name and Address of	Amount and Nature of
Class	Beneficial Owner	Beneficial Ownership (1)	Percentage of Class

Common	Cornelius Hofman(2)	45,000,000	84.11%

Total Officers and Directors
As a Group (1 Person)		45,000,000	84.11%

(1)  For purposes of this table, a beneficial owner is one who, directly or indirectly, has or shares with others (a) the power to vote or direct the voting of the Voting Stock (b) investment power with respect to the Voting Stock which includes the power to dispose or direct the disposition of the Voting Stock.

(2)

Officer and/or Director of the Company

There are no contracts or other arrangements that could result in a change of control of the Company.

No Dissenter’s Rights

Under Nevada Law, any dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide shareholders with any such right.

Purpose and Effect of the Actions

REASONS FOR THE INCREASE IN CAPITALIZATION OF OUR COMMON STOCK

By increasing the total number of shares of Common Stock the Company is authorized to issue to Five Hundred Million (500,000,000) shares with $0.001 par value, the Company will be postured to consummate a merger or acquisition of a suitable target.

The change in capital will not affect the relative rights or privileges of our common stock shareholders.  The newly authorized common stock will have the same rights as the presently authorized shares of Common Stock.

There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, the proposed increase in our authorized common and preferred stock will have on the market price of the Company’s common stock.

The proposed Amended Articles of Incorporation are included as an exhibit to this Information Statement.

The Company and its Business.

Way Cool Imports, Inc. (“the Company”) was originally incorporated in the State of Nevada on December 1, 2005 for the purpose of engaging in the business of importing goods from foreign countries for sale in the United States.    Prior to December 29, 2009, the Company engaged in the business of importing antiques and home and garden furnishings and accessories.  Products were then sold on a wholesale basis to RDG Imports, Inc., dba Way Cool Dirt Cheap, an S Corporation under common management with the Company. The Company did not get paid for all sales to RDG Imports, Inc. and the Company is unlikely to receive any payment from RDG.  The Company ceased operations in December 2009.  Effective January 1, 2010, the Company entered the development stage and is seeking to enter into a reverse acquisition with an existing business or otherwise acquire an operating entity.  The Company has not yet identified any potential merger or acquisition candidates.

The Company has now focused its efforts on seeking a business opportunity.  The Company will attempt to locate and negotiate with a business entity for the merger of that target company into the Company. In certain instances, a target company may wish to become a subsidiary of the Company or may wish to contribute assets to the Company rather than merge. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company will provide a method for a foreign or domestic private company to become a reporting (“public”) company whose securities are qualified for trading in the United States secondary market.

The Company is a shell company with cash assets of $10,159 and a net loss as of approximately $64,079 for the year ending December 31, 2010.  The Company currently has approximately $53,384 in liabilities.   The Company intends to seek, investigate, and if warranted, acquire an interest in a business opportunity.  The Company is not restricting its search to any particular industry or geographical area.  It may therefore engage in essentially any business in any industry.  Management has unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions and other factors.

The selection of a business opportunity in which to participate is complex and extremely risky and will be made by management in the exercise of its business judgment.  There is no assurance that we will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to our company and shareholders.

Because we have no specific business plan or expertise, our activities are subject to several significant risks.  In particular, any business acquisition or participation we pursue will likely be based on the decision of management without the consent, vote, or approval of our shareholders.

Sources of Opportunities

We anticipate that business opportunities may arise from various sources, including officers and directors, professional advisers, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals.

We will seek potential business opportunities from all known sources, but will rely principally on the personal contacts of our officers and directors as well as indirect associations between them and other business and professional people.  Although we do not anticipate engaging professional firms specializing in business acquisitions or reorganizations, we may retain such firms if management deems it in our best interests.  In some instances, we may publish notices or advertisements seeking a potential business opportunity in financial or trade publications.

Criteria

We will not restrict our search to any particular business, industry or geographical location.  We may acquire a business opportunity in any stage of development.  This includes opportunities involving “start up” or new companies.  In seeking a business venture, management will base their decisions on the business objective of seeking long-term capital appreciation in the real value of our company.  We will not be controlled by an attempt to take advantage of an anticipated or perceived appeal of a specific industry, management group, or product.

In analyzing prospective business opportunities, management will consider the following factors:

•

available technical, financial and managerial resources;

•

working capital and other financial requirements;

•

the history of operations, if any;

•

prospects for the future;

•

the nature of present and expected competition;

•

the quality and experience of management services which may be available and the depth of the management;

•

the potential for further research, development or exploration;

•

the potential for growth and expansion;

•

the potential for profit;

•

the perceived public recognition or acceptance of products, services, trade or service marks, name identification; and other relevant factors.

Generally, our management will analyze all available factors and make a determination based upon a composite of available facts, without relying on any single factor.

Methods of Participation of Acquisition

Management will review specific businesses and then select the most suitable opportunities based on legal structure or method of participation.  Such structures and methods may include, but are not limited to, leases, purchase and sale agreements, licenses, joint ventures, other contractual arrangements, and may involve a reorganization, merger or consolidation transaction.  Management may act directly or indirectly through an interest in a partnership, corporation, or other form of organization.

Procedures

As part of the our investigation of business opportunities, officers and directors may meet personally with management and key personnel of the firm sponsoring the business opportunity.  We may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and conduct other reasonable measures.

We will generally ask to be provided with written materials regarding the business opportunity.  These materials may include the following:

•

descriptions of product, service and company history; management resumes;

•

financial information;

•

available projections with related assumptions upon which they are based;

•

an explanation of proprietary products and services;

•

evidence of existing patents, trademarks or service marks or rights thereto;

•

present and proposed forms of compensation to management;

•

a description of transactions between the prospective entity and its affiliates;

•

relevant analysis of risks and competitive conditions;

•

a financial plan of operation and estimated capital requirements;

•

and other information deemed relevant.

OTHER INFORMATION

Section 16(a) of the Securities Exchange Act of 1934 requires officers and Directors of the Company and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to the Company.  Based on the copies of filings received by the Company, during the most recent fiscal year, the directors, officers, and beneficial owners of more than ten percent of the equity securities of the Company registered pursuant to Section 12 of the Exchange Act, have filed on a timely basis, all required Forms 3, 4, and 5 and any amendments thereto.

FINANCIAL INFORMATION

For more detailed information regarding the Company, including financial statements, you may refer to our Form 10-K Annual Report with audited financial statements for the period ended December 31, 2010 and other periodic filing with the Securities and Exchange Commission (“SEC)” which we file from time to time.  This information may be found on the SEC’s EDGAR database at www.sec.gov.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the actions and Amendment.  Your consent to the actions and Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors

Date:

April 27, 2011

/s/ Cornelius Hofman

Cornelius Hofman

Chairman of the Board

AMENDED ARTICLES OF INCORPORATION OF

WAY COOL IMPORTS, INC.

Pursuant to NRS 78.403 of the Nevada Business Corporations Act, Way Cool Imports, Inc., (the “Corporation”) adopts the following Amendment of its Articles of Incorporation by stating the following:

ARTICLE NINTH

STOCK; The total number of shares of alt classes which the corporation is authorized to have outstanding is Five Hundred Ten Million (510,000,000) shares of which stock One Hundred Million (100,000,000) shares in the par value of $.001 each, amounting in the aggregate to Five Hundred Thousand Dollars ($500,000) shall, be voting common stock and of which Ten Million (10,000,000) shares in the par value of $.001 each, amounting in the aggregate to Ten Thousand Dollars ($10,000), shall be preferred stock.

The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the authorized shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada to establish from time to time the number of shares to be included in each such series and the qualifications, limitations or restrictions thereof.  The authority of the board with respect to each series includes, but is not limited to, determination of the following:

(1)

The number of shares constituting that series and the distinctive designation of that series;

(2)

The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3)

Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)

Whether that series shall have conversion privileges, arid, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(5)

Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption rates;

(6)

Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)

The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8)

Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.

WAY COOL IMPORTS, INC.

/s/ Cornelius Hofman

Cornelius Hofman

President and Secretary